
                                                                                                                      EXHIBIT 12.8
                                                                                                                            Page 1


                                           PENNSYLVANIA ELECTRIC COMPANY

                                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                     Year Ended December 31,      Jan. 1-       Nov. 7-      Year Ended December 31,
                                                        1999         2000      Nov. 6, 2001  Dec. 31, 2001     2002          2003
                                                     --------      --------    ------------  -------------   ---------     ---------
                                                                                 (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...............  $152,491      $ 39,250       $23,718   |    $10,795      $ 50,910     $ 20,237
   Interest and other charges, before                                                       |
     reduction for amounts capitalized.... ........    45,149        48,544        40,998   |      7,052        42,373       37,660
   Provision for income taxes......................    54,383        29,754        19,402   |      8,231        34,248       24,836
   Interest element of rentals charged                                                      |
     to income (a).................................     4,306         3,020           891   |        311         1,849        3,076
                                                     --------      --------       -------   |    -------      --------     --------
     Earnings as defined...........................  $256,329      $120,568       $85,009   |    $26,389      $129,380     $ 85,809
                                                     ========      ========       =======   |    =======      ========     ========
                                                                                            |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                 |
   Interest on long-term debt......................  $ 31,837      $ 29,964       $28,751   |    $ 3,972        31,758     $ 29,565
   Other interest expense..........................     4,359        11,546         6,008   |      1,979         3,061        4,318
   Subsidiary's preferred stock                                                             |
     dividend requirements.........................     8,953         7,034         6,239   |      1,101         7,554        3,777
   Interest element of rentals charged                                                      |
     to income (a).................................     4,306         3,020           891   |        311         1,849        3,076
                                                     --------      --------       -------   |    -------      --------     --------
     Fixed charges as defined......................  $ 49,455      $ 51,564       $41,889   |    $ 7,363      $ 44,222     $ 40,736
                                                     ========      ========       =======   |     ======      ========     ========
                                                                                            |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                     |
   CHARGES.........................................      5.18          2.34          2.03   |       3.58          2.93         2.11
                                                         ====          ====          ====   |       ====          ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        103



                                                                                                                      EXHIBIT 12.8
                                                                                                                            Page 2



                                           PENNSYLVANIA ELECTRIC COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                            PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                     Year Ended December 31,      Jan. 1-       Nov. 7-      Year Ended December 31,
                                                        1999         2000      Nov. 6, 2001  Dec. 31, 2001     2002          2003
                                                     ---------     --------    ------------  -------------   ---------     ---------
                                                                                  (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...............  $152,491      $ 39,250       $23,718   |    $10,795      $ 50,910     $ 20,237
   Interest and other charges, before                                                       |
     reduction for amounts capitalized.............    45,149        48,544        40,998   |      7,052        42,373       37,660
   Provision for income taxes......................    54,383        29,754        19,402   |      8,231        34,248       24,836
   Interest element of rentals charged                                                      |
      to income (a)................................     4,306         3,020           891   |        311         1,849        3,076
                                                     --------      --------       -------   |    -------      --------     --------
     Earnings as defined...........................  $256,329      $120,568       $85,009   |    $26,389      $129,380     $ 85,809
                                                     ========      ========       =======   |    =======      ========     ========
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                             |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                    |
     (PRE-INCOME TAX BASIS):                                                                |
   Interest on long-term debt......................  $ 31,837      $ 29,964       $28,751   |    $ 3,972      $ 31,758     $ 29,565
   Other interest expense..........................     4,359        11,546         6,008   |      1,979         3,061        4,318
   Preferred stock dividend requirements...........     9,107         7,034         6,239   |      1,101         7,554        3,777
   Adjustments to preferred stock dividends                                                 |
     to state on a pre-income tax basis............        55            --            --   |         --            --           --
   Interest element of rentals charged                                                      |
     to income (a).................................     4,306         3,020           891   |        311         1,849        3,076
                                                     --------      --------       -------   |    -------      --------     --------
     Fixed charges as defined plus preferred                                                |
       stock dividend requirements                                                          |
       (pre-income tax basis)......................  $ 49,664      $ 51,564       $41,889   |    $ 7,363      $ 44,222     $ 40,736
                                                     ========      ========       =======   |    =======      ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                             |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                               |
     (PRE-INCOME TAX BASIS)........................      5.16          2.34          2.03   |       3.58          2.93         2.11
                                                         ====          ====          ====   |       ====          ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        104
